Exhibit 99.6

CONSENT OF PINCOCK, ALLEN & HOLT

We hereby consent to the reliance in this Registration Statement on Form F-4 of Gammon Gold Inc. on our report entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico” dated November 25, 2002.

Date:November 4, 2010	PINCOCK, ALLEN & HOLT

BARTON G. STONE, C.P.G.
Chief Geologist